UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2016

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On October 26, 2016, at the 2016 Annual Meeting of Shareholders (the "Annual Meeting") of Parker-Hannifin Corporation (the "Company"), the Company's shareholders, upon the recommendation of the Company's Board of Directors, approved the Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan (the "2016 Plan"). The Board of Directors approved and adopted the 2016 Plan on August 18, 2016, subject to shareholder approval.

The 2016 Plan replaces the Amended and Restated Parker-Hannifin Corporation 2009 Omnibus Stock Incentive Plan (the "2009 Plan"). The 2009 Plan will be terminated and is not available for future awards. The 2016 Plan will be administered by the Company's Human Resources and Compensation Committee and provides for grants of stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards and restricted stock units to certain of the Company's employees, which includes the named executive officers, and directors. The maximum number of shares of the Company's common stock that may be issued pursuant to awards under the 2016 Plan is 16,000,000 shares, subject to adjustment as provided in the 2016 Plan. Common stock issued under the 2016 Plan may include authorized but unissued shares, treasury shares, or a combination of both. The 2016 Plan imposes sub-limits on the number of shares of the Company's common stock that may be issued under the 2016 Plan. In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the 2016 Plan provides that no participant may be granted stock options or stock appreciation rights for more than 1,000,000 shares in any three-year period. In addition, no participant may be granted restricted stock awards, unrestricted stock awards or restricted stock units for more than 1,000,000 shares in any three-year period. Further, to the extent that any restricted stock award, unrestricted stock award or restricted stock unit is intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code, that award would be granted subject to the terms of the Parker-Hannifin Corporation 2015 Performance Bonus Plan, or a successor plan. The 2016 Plan will terminate ten years from October 26, 2016 or on such earlier date as the Human Resources and Compensation Committee may determine. The foregoing summary of the 2016 Plan is qualified in its entirety by reference to the 2016 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting was held on October 26, 2016. The number of common shares represented at the Annual Meeting was 133,772,075.

(b)(i)    The Shareholders elected the following directors for a term expiring at the Annual
Meeting of Shareholders in 2017, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lee C. Banks	106,566,099	2,130,847	738,108	8,698,696
Robert G. Bohn	104,695,146	4,080,226	659,682	8,698,696
Linda S. Harty	106,360,678	2,398,292	676,084	8,698,696
Robert J. Kohlhepp	102,508,247	6,304,571	622,236	8,698,696
Kevin A. Lobo	106,407,876	2,281,121	746,057	8,698,696
Klaus-Peter Müller	105,492,000	3,244,441	698,613	8,698,696
Candy M. Obourn	103,611,318	5,253,601	570,135	8,698,696
Joseph Scaminace	104,384,428	4,399,299	651,327	8,698,696
Wolfgang R. Schmitt	104,949,521	3,770,913	714,620	8,698,696
Åke Svensson	106,474,117	2,263,740	697,197	8,698,696
James R. Verrier	107,236,074	1,437,052	761,928	8,698,696
James L. Wainscott	104,764,885	4,003,719	666,450	8,698,696
Thomas L. Williams	104,701,058	3,282,756	1,451,240	8,698,696

(ii)	The Shareholders approved an amendment to the Company's Code of Regulations to establish procedures for advance notice of Director nominations and other business at shareholder meetings, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,743,632	15,234,926	456,496	8,698,696

(iii)	The Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017, as follows:

Votes For	Votes Against	Abstentions
116,626,358	734,982	772,410

(iv)	The Shareholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of the Company, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,435,924	6,954,617	1,043,412	8,698,696

(vi) The Shareholders approved the Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,489,960	11,188,536	755,860	8,698,696

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.        Description of Exhibit

10.1
Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan incorporated by reference to Annex B to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on September 26, 2016 (Commission File No. 1 - 4982).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

	By:	/s/Joseph R. Leonti
Joseph R. Leonti
Vice President and Secretary

Date: November 1, 2016

EXHIBIT INDEX

Exhibit No.        Description of Exhibit

10.1
Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan incorporated by reference to Annex B to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on September 26, 2016 (Commission File No. 1 - 4982).